EXHIBIT 5

                                 FOLEY & LARDNER
                                200 LAURA STREET
                           JACKSONVILLE, FLORIDA 32202
                            TELEPHONE (904) 359-2000
                            FACSIMILE (904) 359-8700



                                 August 14, 2002




Hennessy Advisors, Inc.
750 Grant Avenue, Suite 100
Novato, California 94945

            Re: Registration Statement on Form S-8 Relating to Shares of Common Stock Issuable Pursuant to Hennessy Advisors, Inc. 2001 Omnibus Plan

Ladies and Gentlemen:

            This opinion is being furnished in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Hennessy Advisors, Inc. (the "Company"), under the Securities Act of 1933, as amended, for the registration of 488,480 shares of common stock, par value $0.01, issuable pursuant to Hennessy Advisors, Inc.'s 2001 Omnibus Plan (the "Plan"). The common stock issuable pursuant to the Plan is referred to herein as the "Shares."

            We have examined and are familiar with the following:

            A. Amended and Restated Articles of Incorporation of the Company, as amended, as filed in the Office of the Secretary of State of the State of California;

            B.    Amended and Restated Bylaws, as amended, of the Company;

            C. The proceedings of the Board of Directors and shareholders of the Company in connection with the adoption of the Plan; and

            D. Such other documents, Company records and matters of law as we have deemed to be pertinent.

            Based on the foregoing, it is our opinion that:

            1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of California.



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FOLEY & LARDNER


            2. The Shares have been duly authorized and when issued in accordance with the terms of the Plan will be duly and validly issued, fully paid and nonassessable.



            We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.



                                                 /s/  FOLEY & LARDNER